Exhibit 99.1

For Immediate Release

Jive Software Announces Third Quarter 2013 Financial Results

3Q total revenue of $37.4 million, up 29% year-over-year

Palo Alto, Calif. – October 30, 2013 — Jive Software, Inc. (NASDAQ: JIVE), a leader in social business, today announced financial results for its third quarter ended September 30, 2013.

“Jive reported solid third quarter financial results, which exceeded our guidance from both a revenue and profitability perspective. The progress we made was a result of more focused go-to-market execution and more effective messaging to both business leaders as well as key influencers in the enterprise’s IT organizations,” stated Tony Zingale, Chairman and CEO of Jive. “We believe that Jive’s new Fall Cloud release, introduced last week at JiveWorld 13, further reinforces our multi-year technology lead, and combined with our demonstrated customer success, positions Jive well as the industry continues to move to the mainstream.”

Third Quarter 2013 Financial Highlights

•	Revenue: Total revenue for the third quarter was $37.4 million, an increase of 29% on a year-over-year basis. Within total revenue, product revenue was $33.5 million for the third quarter, an increase of 29% on a year-over-year basis. Professional Services revenue for the third quarter was $3.9 million, an increase of 30% on a year-over-year basis.

•	Non-GAAP Billings: Total billings, which Jive defines as revenue plus the change in total deferred revenue, were $37.0 million for the third quarter, compared to $38.9 million in the third quarter of 2012. Short-term billings, which Jive defines as revenue plus the change in short-term deferred, were $39.2 million for the third quarter, compared to $31.8 million in the third quarter of 2012.

•	Gross Profit: GAAP gross profit for the third quarter was $23.5 million, compared to $17.6 million for the third quarter of 2012. Non-GAAP gross profit was $25.4 million for the third quarter, representing a year-over-year increase of 35%. Non-GAAP gross margin was 68%, representing a 300 basis point expansion compared to the non-GAAP gross margin in the third quarter of 2012.

•	Loss from Operations: GAAP loss from operations for the third quarter was $18.5 million, compared to a loss from operations of $11.2 million for the third quarter of 2012. Non-GAAP loss from operations was $7.1 million, compared to a non-GAAP loss from operations of $5.5 million for the third quarter of 2012.

•	Net Loss: GAAP net loss for the third quarter was $18.7 million, compared to a net loss of $11.3 million for the third quarter of 2012. GAAP net loss per share for the third quarter was $0.27 based on 68.2 million weighted-average shares outstanding, compared to a loss per share of $0.18 based on 62.9 million weighted-average shares outstanding for the third quarter of 2012.

Non-GAAP net loss for the third quarter was $7.3 million, compared to a non-GAAP net loss of $5.6 million for the third quarter of 2012. Non-GAAP net loss per share for the third quarter was $0.11 based on 68.2 million weighted-average shares outstanding, compared to a non-GAAP net loss per share of $0.09 based on 62.9 million weighted-average shares outstanding for the third quarter of 2012.

•	Balance Sheet and Cash Flow: As of September 30, 2013, Jive had cash and cash equivalents and marketable securities of $152.0 million, compared to $160.9 million as of June 30, 2013.

Jive used $4.8 million in cash from operations and invested $4.0 million in capital expenditures, leading to free cash flow of ($8.8) million for the third quarter of 2013. Free cash flow was ($1.9) million for the third quarter of 2012. Free cash flow is defined as cash flows provided by operating activities minus cash flows used to purchase capital expenditures.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights

•	Signed new and expanded customer relationships including Cameron International, FICO, FireEye, Gasco, Goldman Sachs, Huntsman, Lahey Health, Okta, RadioShack, SAIC, ServiceNow and a large German automobile manufacturer, among others.

•	Recognized by Gartner, a leading analyst firm, as a leader in its “Social Software in the Workplace” Magic Quadrant report. This is the fifth consecutive year Jives has been a leader in this Magic Quadrant report.

•	Announced the Jive Fall Cloud release, which includes a revamped social directory that helps people find and share expertise, a new social task system, new real-time communications options, and seamless integration with Google Drive and Gmail, among others business applications. Additionally, Jive introduced Jive[x], a new cloud version of its industry-leading external community platform with a mix of popular features such as advanced gamification and deep integration with Facebook and Twitter, which brings social conversations into a central connected hub.

•	Expanded our global presence in the third quarter, opening offices in Sweden, The Netherlands and Paris and hiring dedicated sales and sales engineering teams at each location. Jive also entered the Japanese market during the third quarter with a customized, local version of the Jive platform and a dedicated sales team in Tokyo.

•	Recently hosted its 5th annual JiveWorld customer conference in Las Vegas, the industry’s largest event purely focused on social business. In attendance were more than 1,600 customers and partners, with industry leaders such as Eloqua (Oracle), Fidelity, Hitachi Data Systems, Mylan, Steelcase, Thomson Reuters, TMobile, and Northwestern University among others, spoke about the proven business value companies can realize when deploying enterprise social networks and customer communities.

•	Announced Okta Cloud Connect for Jive, which is part of a new partnership between Jive and Okta, a leading cloud-based provider of enterprise-grade identity management services. Okta Cloud Connect for Jive gives people seamless and secure identity management and single sign-on access to any number of business apps in the Jive platform. This is offered at no additional cost to the consumer.

Financial Outlook

As of October 30, 2013, Jive is initiating guidance for its fourth quarter 2013 and updating its guidance for the full year 2013, as follows:

•	Fourth Quarter 2013 Guidance: Total revenue is expected to be in the range of $38.5 million to $39.5 million. Non-GAAP loss from operations is expected to be in the range of $10.5 million to $11.5 million. Non-GAAP loss per share is expected to be in the range of $0.15 to $0.17 based on approximately 69.1 million weighted-average diluted shares outstanding in the fourth quarter of 2013.

•	Full Year 2013 Guidance: Total revenue is expected to be in the range of $145.0 million to $146.0 million. Non-GAAP loss from operations is expected to be in the range of $36.4 million to $37.4 million. Non-GAAP loss per share is expected to be in the range of $0.55 to $0.57 based on approximately 67.6 million weighted-average diluted shares outstanding. Free cash flow is expected to be in the range of negative $17.0 to $19.0 million.

With respect to the Company’s expectations under “Financial Outlook” above, the Company has not reconciled non-GAAP loss from operations or non-GAAP loss per share to GAAP loss from operations and GAAP loss per share because the Company does not provide guidance for stock-based compensation, income taxes or amortization of intangible assets, which are reconciling items between those Non-GAAP and GAAP measures. As certain items that impact loss from operations and loss per share are out of the Company’s control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, a reconciliation to loss from operations and loss per share is not available without unreasonable effort.

Quarterly Conference Call

Jive will host a conference call today at 2:00 p.m. PT (5:00 p.m. ET) to review the Company’s financial results for the third quarter 2013, in addition to discussing the Company’s outlook for the fourth quarter and full year 2013. To access this call, dial (888) 670-2256 (domestic) or (913) 312-0728 (international) with conference ID 6675278. A live webcast of the conference call will be accessible from the investor relations section of Jive’s website at http://investors.jivesoftware.com/ and a replay will be archived and accessible at: http://investors.jivesoftware.com/events.cfm. A replay of this conference call can also be accessed through November 6, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international). The replay pass code is 6675278.

About Jive Software

Jive Software (JIVE) is a leader in social business. Our cloud-based collaboration platform connects employees, customers and partners together – helping a company increase productivity by as much as 15%* according to research performed by a top three global business consultancy firm. By combining the power of cloud, mobile, big data and proprietary collaboration technologies, Jive is transforming the way work gets done and unleashing productivity, creativity and innovation for millions of people in many of the world’s largest companies. For a free trial of Jive’s next generation social business platform, please visit Try Jive.

For more information, please visit www.jivesoftware.com or the Jive News Blog here.

*	Source: Top three global business consultancy research; November 2012

Non-GAAP Financial Measures

The Company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles.

Non-GAAP gross profit, loss from operations, net loss and net loss per share exclude stock-based compensation expenses, non-recurring expenses related to acquisitions, tax benefits derived from acquisitions, and amortization of acquisition related intangible assets. Total billings are defined by the Company as revenue plus the change in total deferred revenue. Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Safe Harbor Statement

“Safe Harbor” statement under Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements concerning our financial guidance for the fourth fiscal quarter of 2013 and the full year of 2013, the future growth of the social business market, the shift in customer focus, our ability to achieve our guidance, growth in our sales pipeline, the performance and integration of new product releases, and our ability to capitalize on our leadership position in the social business market. The achievement of success in the matters covered by such forward-looking statements involves substantial risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results or events could differ materially from the results expressed or implied by the forward-looking statements we make.

The risk and uncertainties referred to above include, but are not limited to, risks associated with our limited operating history; expectations regarding the widespread adoption of social business platforms by enterprises; uncertainty regarding the market for social business platforms; changes in the competitive dynamics of our market; our ability to increase and predict new subscriptions; subscription renewal or upsell rates and the impact these rates may have on our future revenues; our reliance on our own controls and third-party service providers to host some of our products; the risk that our security measures could be breached and unauthorized access to customer data could be obtained; potential third party intellectual property infringement claims; and the price volatility of our common stock.

The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the three months ended June 30, 2013, filed with the Securities and Exchange Commission on July 31, 2013. We do not intend and undertake no duty to publicly release any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Brian Denyeau

ICR

(646) 277-1251

brian.denyeau@icrinc.com

Media Contact:

Amanda Pires

(650) 465-1215

amanda.pires@jivesoftware.com

JIVE SOFTWARE, INC.

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Product	$33,456	$25,861	$95,678	$71,436
Professional services	3,903	3,012	10,775	9,705

Total revenues	37,359	28,873	106,453	81,141
Cost of revenues:
Product	9,034	7,788	27,786	21,745
Professional services	4,851	3,474	12,914	11,055

Total cost of revenues	13,885	11,262	40,700	32,800

Gross profit	23,474	17,611	65,753	48,341
Operating expenses:
Research and development	14,957	9,845	41,383	27,327
Sales and marketing	20,804	14,800	60,148	40,737
General and administrative	6,202	4,127	18,149	11,680

Total operating expenses	41,963	28,772	119,680	79,744

Loss from operations	(18,489)	(11,161)	(53,927)	(31,403)
Other income (expense), net:
Interest income	53	56	184	116
Interest expense	(54)	(93)	(234)	(325)
Other, net	(186)	42	(295)	(4)

Total other income (expense), net	(187)	5	(345)	(213)

Loss before provision for (benefit from) from income taxes	(18,676)	(11,156)	(54,272)	(31,616)
Provision for (benefit from) for income taxes	29	132	(1,186)	246

Net loss	$(18,705)	$(11,288)	$(53,086)	$(31,862)

Basic and diluted net loss per share	$(0.27)	$(0.18)	$(0.79)	$(0.51)

Shares used in basic and diluted per share calculations	68,167	62,921	66,913	62,100

JIVE SOFTWARE, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$42,606	$48,955
Short-term marketable securities	73,444	96,492
Accounts receivable, net of allowances	40,037	54,200
Prepaid expenses and other current assets	10,670	7,864

Total current assets	166,757	207,511
Marketable securities, noncurrent	35,990	22,607
Property and equipment, net of accumulated depreciation	19,978	16,803
Goodwill	29,753	23,435
Intangible assets, net of accumulated amortization	15,536	11,710
Other assets	589	214

Total assets	$268,603	$282,280

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$10,438	$9,557
Accrued payroll and related liabilities	5,271	7,357
Other accrued liabilities	6,635	7,123
Deferred revenue, current	98,602	87,698
Term debt, current	2,400	2,400

Total current liabilities	123,346	114,135
Deferred revenue, less current portion	29,142	29,349
Term debt, less current portion	6,600	8,400
Other long-term liabilities	1,310	538

Total liabilities	160,398	152,422
Commitments and contingencies
Stockholders’ Equity:
Common stock	7	7
Less treasury stock at cost	(3,352)	(3,352)
Additional paid-in capital	316,554	285,332
Accumulated deficit	(205,246)	(152,160)
Accumulated other comprehensive income	242	31

Total stockholders’ equity	108,205	129,858

Total liabilities and stockholders’ equity	$268,603	$282,280

JIVE SOFTWARE, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(18,705)	$(11,288)	$(53,086)	$(31,862)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,015	2,567	11,802	7,170
Stock-based compensation	10,119	5,028	24,508	12,277
Change in deferred taxes	—	—	(1,351)	—
(Increase) decrease, net of acquisitions, in:
Accounts receivable, net	2,451	(6,856)	14,163	(3,876)
Prepaid expenses and other assets	(1,707)	(1,916)	(2,716)	(2,292)
Increase (decrease), net of acquisitions, in:
Accounts payable	22	3,956	(333)	4,122
Accrued payroll and related liabilities	(16)	(190)	(1,979)	(976)
Other accrued liabilities	(726)	180	(626)	56
Deferred revenue	(371)	10,072	10,697	19,728
Other long-term liabilities	156	3	196	405

Net cash provided by operating activities	(4,762)	1,556	1,275	4,752
Cash flows from investing activities:
Payments for purchase of property and equipment	(4,000)	(3,476)	(8,789)	(9,389)
Purchases of marketable securities	(26,905)	(53,551)	(85,685)	(119,399)
Sales of marketable securities	5,812	—	29,533	—
Maturities of marketable securities	22,025	—	64,355	—
Acquisitions, net of cash acquired	—	—	(11,047)	—

Net cash used in investing activities	(3,068)	(57,027)	(11,633)	(128,788)
Cash flows from financing activities:
Proceeds from exercise of stock options	1,250	2,855	6,591	3,724
Taxes paid related to net share settlement of equity awards	(362)	—	(754)	—
Payments of initial public offering expenses	—		—	(1,014)
Repayments of term loans	(600)	(600)	(1,800)	(1,850)

Net cash provided by (used in) financing activities	288	2,255	4,037	860

Net increase (decrease) in cash and cash equivalents	(7,542)	(53,216)	(6,321)	(123,176)
Effect of exchange rate changes	(40)	2	(28)	(1)
Cash and cash equivalents, beginning of period	50,188	110,686	48,955	180,649

Cash and cash equivalents, end of period	$42,606	$57,472	$42,606	$57,472

JIVE SOFTWARE, INC.

RECONCILIATION OF NON-GAAP INFORMATION

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Gross profit, as reported	$23,474	$17,611	$65,753	$48,341
Add back:
Stock-based compensation	991	627	2,289	1,413
Amortization related to acquisitions	972	614	2,654	1,859
Non-recurring acquisition expense	—	—	250	—

Gross profit, non-GAAP	$25,437	$18,852	$70,946	$51,613

Gross margin, non-GAAP	68%	65%	67%	64%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Research and development, as reported	$14,957	$9,845	$41,383	$27,327
less:
Stock-based compensation	4,263	1,705	9,890	4,185
Amortization related to acquisitions	127	—	303	—
Non-recurring acquisition expense	31	—	50	—

Research and development, non-GAAP	$10,536	$8,140	$31,140	$23,142

As percentage of total revenues, non-GAAP	28%	28%	29%	29%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Sales and marketing, as reported	$20,804	$14,800	$60,148	$40,737
less:
Stock-based compensation	2,910	1,436	7,539	2,890
Amortization related to acquisitions	129	—	304	—

Sales and marketing, non-GAAP	$17,765	$13,364	$52,305	$37,847

As percentage of total revenues, non-GAAP	48%	46%	49%	47%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
General and administrative, as reported	$6,202	$4,127	$18,149	$11,680
less:
Stock-based compensation	1,955	1,260	4,790	3,789

General and administrative, non-GAAP	$4,247	$2,867	$13,359	$7,891

As percentage of total revenues, non-GAAP	11%	10%	13%	10%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Loss from operations, as reported	$(18,489)	$(11,161)	$(53,927)	$(31,403)
Add back:
Stock-based compensation	10,119	5,028	24,508	12,277
Amortization related to acquisitions	1,228	614	3,261	1,859
Non-recurring acquisition expense	31	—	300	—

Loss from operations, non-GAAP	$(7,111)	$(5,519)	$(25,858)	$(17,267)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Loss before provision for (benefit from) income taxes, as reported	$(18,676)	$(11,156)	$(54,272)	$(31,616)
Add back:
Stock-based compensation	10,119	5,028	24,508	12,277
Amortization related to acquisitions	1,228	614	3,261	1,859
Non-recurring acquisition expense	31	—	300	—

Loss before provision for (benefit from) income taxes, non-GAAP	$(7,298)	$(5,514)	$(26,203)	$(17,480)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net loss, as reported	$(18,705)	$(11,288)	$(53,086)	$(31,862)
Add back:
Stock-based compensation	10,119	5,028	24,508	12,277
Amortization related to acquisitions	1,228	614	3,261	1,859
Non-recurring acquisition expense	31	—	300	—
Tax benefit related to acquisitions	—	—	(1,351)	—

Net loss, non-GAAP	$(7,327)	$(5,646)	$(26,368)	$(17,726)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Basic and diluted net loss per share, as reported	$(0.27)	$(0.18)	$(0.79)	$(0.51)
Add back:
Stock-based compensation	0.15	0.08	0.37	0.19
Amortization related to acquisitions	0.01	0.01	0.04	0.03
Non-recurring acquisition expense	—	—	—	—
Tax benefit related to acquisitions	—	—	(0.02)	—

Basic and diluted net loss per share, non-GAAP	$(0.11)	$(0.09)	$(0.40)	$(0.29)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Total revenues	$37,359	$28,873	$106,453	$81,141
Deferred revenue, end of period	127,744	97,554	127,744	97,554
Less: Deferred revenue, beginning of period	(128,115)	(87,482)	(117,047)	(77,826)

Billings	$36,988	$38,945	$117,150	$100,869